UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2003

HRPT PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-9317 (Commission file number)	04-6558834 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

617-332-3990
(Registrant’s telephone number, including area code)

Item 5. Other Events.

        On October 8, 2003, our board of trustees elected Tjarda Clagett to fill the vacancy on the board and on our audit committee created by the resignation on that date of Reverend Justinian Manning, C.P., as a trustee.

        Reverend Manning had been a trustee and member of our audit committee since 1986.

        Mr.  Clagett (age 53) was a Managing Director of Merrill Lynch Capital Markets until June 2001 and has been principally employed as a private investor since then.

        Mr.  Clagett is a trustee in Group II of our board of trustees and his term of office will expire at our 2006 annual meeting of shareholders. Mr. Clagett is one of our independent trustees within the meaning of our declaration of trust; that is, trustees who are not otherwise affiliated or have a material business relationship with us, Reit Management & Research LLC, our investment and property manager, or any other person or entity that holds in excess of 8.5% of our issued and outstanding common shares and do not perform any services for us except as trustees. We refer you to the other information with respect to our board of trustees and its members contained in our annual report on Form 10-K for our fiscal year ended December 31, 2002 and the portions of our definitive proxy statement for our annual shareholders meeting held on May 6, 2003 which were incorporated in that annual report, each as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HRPT PROPERTIES TRUST (Registrant) By: /s/ John C. Popeo John C. Popeo Treasurer and Chief Financial Officer

Dated: October 16, 2003